Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our reports pertaining to The Union Central Life Insurance Company and Carillon Life Account, dated February 6, 2004 and February 13, 2004, respectively, in the Registration Statement (Form N-6 No. 333-116386) and related Statement of Additional Information of Carillon Life Account.


/s/ Ernst and Young LLP



Cincinnati, Ohio
September 29, 2004